Exhibit 1 - Financial Statements


                                                     MOEN AND COMPANY
                                                  CHARTERED ACCOUNTANTS

Member:
Canadian Institute of Chartered Accountants                                                 Securities Commission Building
Institute of Chartered Accountants of British Columbia                                        PO Box 10129, Pacific Centre
Institute of Management Accountants (USA) (From 1965)                                 Suite 1400 - 701 West Georgia Street

Registered with:                                                                               Vancouver, British Columbia
Public Company Accounting Oversight Board (USA) (PCAOB)                                                     Canada V7Y 1C6
Canadian Public Accountability Board (CPAB)                                                     Telephone:  (604) 662-8899
Canada  - British Columbia Public Practice Licence                                                    Fax:  (604) 662-8809
                                                                                                  Email:  moenca@telus.net
---------------------------------------------------------------------------------------------------------------------------

                                AUDITORS' REPORT

To the Shareholders of Gemstar Resources Ltd.

We have audited the Balance Sheets of Gemstar Resources Ltd. as at January 31, 2005 and January 31, 2004, and the Statements of Income, Retained Earnings (Deficit), and Cash Flows for the years ended January 31, 2005, and January 31, 2004. These financial statements are the responsibility of the Company s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2005 and January 31, 2004 and the results of its operations and its cash flows for the years ended January 31, 2005 and January 31, 2004 in accordance with Canadian generally accepted accounting principles.

                               "Moen and Company"

                              Chartered Accountants

Vancouver, British Columbia, Canada
April 4, 2005

                      Comments by Auditor for U.S. Readers
                       On Canada-U.S. Reporting Difference


In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the company s ability to continue as a going concern, such as those described in
Note 1 to the financial statements. Our report to the shareholders dated April 4, 2005 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when they are properly accounted for and are adequately disclosed in the financial statements.

                               "Moen and Company"

                              Chartered Accountants

Vancouver, British Columbia, Canada
April 4, 2005



                     "Independent Accountants and Auditors"

GEMSTAR RESOURCES LTD.
(a Development Stage Company)
BALANCE SHEET
January 31, 2005
(With Comparative Figures at January 31, 2004)
(In Canadian Dollars)


                                                                                 January 31,
                                                                     2005                               2004
                                                                ----------------                   ---------------
ASSETS
Current Assets
         Cash  (Note 2(g))                                               $2,989                              $587
         Cash in lawyers' trust account (Note 2(g))                         354                               354
         Deposit on credit card  (Note 2(g))                              6,900                             6,900
         GST receivable                                                   2,978                             2,458
---------------------------------------------------------------------------------------------------------------------
   TOTAL CURRENT ASSETS                                                  13,221                            10,299

Advance for exploration expenditures (Note 7 and 10)                    152,000                           152,000

Fixed Assets, net (Note 2)                                                  809                             1,157

Investment in mineral property (Note 6)                                   4,206                             4,206
---------------------------------------------------------------------------------------------------------------------
   TOTAL ASSETS                                                        $170,236                          $167,662
=====================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
         Accounts payable and accrued liabilities                      $109,009                           $99,255
         Loans from related parties (Note 4)                            881,795                           782,402
---------------------------------------------------------------------------------------------------------------------
   TOTAL CURRENT LIABILITIES                                            990,804                           881,657
---------------------------------------------------------------------------------------------------------------------

Shareholders' Equity
   Share capital (Note 3)
    Authorized:
     100,000,000 common shares without par value
    Issued:
     5,651,714 common shares, unchanged from January 31, 2004         1,113,471                         1,113,471
     Loans from related parties (Note 4)                                  4,597                             8,996
   Retained earnings, accumulated during the
   development stage (Notes 1 & 2(j))                                (1,938,636)                       (1,836,462)
---------------------------------------------------------------------------------------------------------------------
    TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                               (820,568)                         (713,995)
---------------------------------------------------------------------------------------------------------------------
                                                                    $   170,236                       $   167,662
=====================================================================================================================

Nature and continuance of operations:  Note 1

APPROVED ON BEHALF OF THE BOARD:


"Linda Smith"
 -----------------------
 Chief Executive Officer, Director

"Shannon Krell"
------------------------
Chief Financial Officer, Director


See Accompanying Independent Auditors' Report and Notes to Financial Statements

GEMSTAR RESOURCES LTD.
(a Development Stage Company)
STATEMENT OF INCOME
Year Ended January 31, 2005
(With Comparative Figures for the Year Ended January 31, 2004)
(In Canadian Dollars)


                                                                                  Year Ended
                                                                                  January 31,

                                                                       2005                           2004
                                                                  --------------                ---------------

GENERAL AND ADMINISTRATION EXPENSES
      Depreciation expenses                                                $348                           $496
      Audit fees                                                         14,605                          2,700
      Bank charges and interest                                             402                            604
      Management fees                                                    30,000                         30,000
      Office expense                                                     26,028                         23,401
      Professional fees                                                  18,812                          2,253
      Transfer agent and filing fees                                      2,008                            711
      Travel and promotion                                                9,971                          2,185
---------------------------------------------------------------------------------------------------------------------
                                                                        102,174                         62,350
---------------------------------------------------------------------------------------------------------------------
NET LOSS FOR THE YEAR                                                 $(102,174)                      $(62,350)
=====================================================================================================================

Weighted Average Number of Shares Outstanding
            Basic                                                     5,651,714                      5,651,714
=====================================================================================================================
            Diluted                                                   5,651,714                      5,651,714
=====================================================================================================================
NET PROFIT (LOSS) PER SHARE

            Basic                                                       $(0.02)                        $(0.01)
=====================================================================================================================
            Diluted                                                     $(0.02)                        $(0.01)
=====================================================================================================================

See Accompanying Independent Auditors' Report and Notes to Financial Statements

GEMSTAR RESOURCES LTD.
(a Development Stage Company)
STATEMENT OF RETAINED EARNINGS
Year Ended January 31, 2005
(With Comparative Figures for the Year Ended January 31, 2004)
(In Canadian Dollars)


                                                                                  Year Ended
                                                                                  January 31,

                                                                       2005                           2004
                                                                  --------------                ---------------


Net loss for the year                                                 $(102,174)                        $(62,350)
Retained earnings (Deficit), beginning of year                       (1,836,462)                      (1,774,112)
---------------------------------------------------------------------------------------------------------------------
Deficit, end of year                                                $(1,938,636)                     $(1,836,462)
---------------------------------------------------------------------------------------------------------------------

See Accompanying Independent Auditors' Report and Notes to Financial Statements

GEMSTAR RESOURCES LTD.
(a Development Stage Company)
STATEMENT OF CASH FLOWS
Year Ended January 31, 2005
(With Comparative Figures for the Year Ended January 31, 2004)
(In Canadian Dollars)

                                                                                  Year Ended
                                                                                  January 31,

                                                                       2005                           2004
                                                                  --------------                ---------------

FUNDS DERIVED FROM (APPLIED TO)
Operating activities
          Net loss for the year                                      $(102,174)                     $(62,350)
          Items not requiring use of cash
                   Amortization                                            348                           496
          Changes in non-cash working capital items
                   Deposit with lawyer trust account                                                    (354)
                   GST receivable                                         (520)                         (668)
                   Accounts payable and accrued                          9,754                        (1,628)
---------------------------------------------------------------------------------------------------------------------
                                                                       (92,592)                      (64,504)
---------------------------------------------------------------------------------------------------------------------
Investing activities
          Purchase of fixed assets                                          --                       (1,653)
          Investment in mineral property                                    --                       (4,206)
---------------------------------------------------------------------------------------------------------------------
                                                                            --                       (5,859)
---------------------------------------------------------------------------------------------------------------------
Financing activities
          Loans from related parties, net                               94,994                        69,096
---------------------------------------------------------------------------------------------------------------------

CASH INCREASE (DECREASE)
          DURING THE YEAR                                                2,402                       (1,267)

CASH, BEGINNING OF YEAR                                                    587                         1,854
---------------------------------------------------------------------------------------------------------------------
CASH, END OF YEAR                                                       $2,989                          $587
=====================================================================================================================

See Accompanying Independent Auditors' Report and Notes to Financial Statements

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2005
--------------------------------------------------------------------------------

Note 1.   NATURE AND CONTINUANCE OF OPERATIONS

           The Company was incorporated on March 31, 1998. The Company is in the development stage relating to exploration and development of mineral properties and has not generated any revenues from its planned operations. The deficit has been accumulated during this development stage.

           Going Concern
           These financial statement have been prepared in accordance with Canadian generally accepted accounting principles applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred losses since incorporation and inception of $1,938,636 and has a working capital deficit at January 31, 2005 of $977,583. These factors create doubt as to the ability of the Company to continue as a going concern unless sufficient funds are raised for the payment of its current liabilities and for ongoing operations. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern.

Note 2.   SIGNIFICANT ACCOUNTING POLICIES

           a)  Fixed assets and depreciation

               The Company records depreciation on computer equipment at 30%, on a declining balance basis.

                                                     January 31,
                                              2005                 2004
                                          ------------          ----------
               Cost                         $ 1,653                $  1,653
               Accumulated depreciation         844                     496
               ------------------------------------------------------------
                                            $   809                $  1,157
               ============================================================

           b)  General and administration expenses

                General  and   administration   expenses   are  written  off  to
                operations as incurred.

           c)    Financial Instruments

                 The Company's financial instruments consist of cash, GST receivable, and current liabilities. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial statements approximates their carrying values.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2005
--------------------------------------------------------------------------------

Note 2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd)

           d)   Translation of Foreign Currency

                The accounts of the Company are translated into Canadian dollars on the following basis:

               - monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date
               - non-monetary assets and liabilities are translated at the rate prevailing when the transaction occurred
               - revenue, general & administration expenses, and gains and losses are translated at the average exchange rate in effect during the period
               - exchange gains or losses from conversion are included in the current net income.
               - depreciation or amortization of assets are translated at the same exchange rates as the assets to which they relate;

          e)     Use of estimates

                 The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates that affect certain reported amounts and disclosures. Estimates are used for, but are not limited to, the accounting for doubtful accounts, depreciation, income taxes, and the recoverability of non-producing mining property capitalized costs and deferred exploration expenditures. Actual results may differ from those estimates.

         f)      Stock-based compensation plan

                 Effective January 1, 2002 the Company adopted, on a prospective basis, CICA HB 3870 stock-based compensation and other stock-based payments, which established standards for the recognition, measurement, and disclosure of stock-based payments made in exchange for goods and services. Stock-based compensation and other stock-based payments require that stock-based payments to non-employees be accounted for using a fair value based method of accounting.

                 The new standards permit, and the Company has adopted, the use of the intrinsic value based method, which recognizes compensation costs for awards to employees only when the market price exceeds the exercise price at date of grant, but requires pro forma disclosure of earnings and earnings and earnings per share as if the fair value based method had been adopted. No stock options were issued during the period, and no stock options are outstanding at January 31, 2005.

         g)      Cash

                 Cash and cash equivalents consist of $2,989 cash deposit in bank, $6,900 security deposit for credit card and $354 cash in lawyers' trust account as at January 31, 2005.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2005
--------------------------------------------------------------------------------

Note 2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd)

            h)    Mineral Properties

                    Acquisition costs of mineral properties are capitalized by the Company, and are dealt with in the same manner as deferred exploration costs. Mineral property sale proceeds or option payments received for exploration rights are credited firstly to mineral property costs, secondly, as a recovery of deferred exploration costs, and thereafter, recognized as a gain or loss in current operations.

              i)    Values

                    The amounts for deferred exploration costs and mineral properties represent costs incurred to date and are not intended to reflect present or future values. The recoverability of the amounts shown for mineral properties and deferred exploration costs is dependent on the confirmation of economically recoverable reserves, the ability of the Company to obtain the necessary financing to successfully complete their development, including compliance with the requirements of lenders who may provide this financing from time to time, and upon future profitable operations.

              j)  Reclassification of Comparative Figures

                  Certain of the comparative figures have been reclassified to conform to the disclosure in these financial statements for 2005.

Note 3.   SHARE CAPITAL

a)       Authorized: 100,000,000 common shares without par value

b)       Issued and outstanding:

                                                          Year Ended January 31,
                                                     2005                         2004
                                                --------------                ---------------
                                            Shares              $           Shares               $
                                            ------             ---          ------              ---
                                           Number of         Total of      Number of          Total of
                                            Common            Capital       Common              Capital
                                            shares             stock        shares               stock
                                          -----------       ----------    -----------         ----------
Balance, January 31, 2004 & 2003
Unchanged to January 31, 2005 & 2004      5,651,174         $1,113,471    5,651,714         $ 1,113,471
                                          =================================================================

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2005
--------------------------------------------------------------------------------
Note 4.   RELATED PARTY TRANSACTIONS

(a)      (i)  Loans from  related  parties of $779,638 as at January 31, 2005
              ($684,644 - January 31, 2004) are unsecured, non interest bearing, with no specific terms of repayment.

         (ii) Loans from related party of $106,754 as at January 31, 2005 is non interest bearing, and shall mature on January 1, 2006 unless it is converted into equity (each $0.05 of Principal outstanding may be converted into one share) prior to the maturity date. The summary of the loans from related parties are as follows:


                                                     January 31,
                                              2005                 2004
                                          ------------          ----------
               Darcy Krell                  $ 291,152            $  196,583
               Linda Smith                    413,486               413,061
               Shannon Krell                   75,000                75,000
               ------------------------------------------------------------
                                              779,638               684,644
               Ryan Krell                     106,754               106,754
               ------------------------------------------------------------
                                            $ 886,392            $  791,398
               ============================================================


                  The company adopted Handbook 3860.A25, to recognize the residual valuation of equity component of the loans from Ryan Krell of $106,754. The liability component is valued first, and the difference between the conversion of the loans and the fair value of the liability is assigned to the equity component. The present value of the liability component is calculated using a discount rate of 4.5%, as shown below.

              Present value of loans - $106,754
               payable at the end of 1year/ 2 years     $102,157       $97,758
              Equity component (by deduction)              4,597         8,996
              ----------------------------------------------------------------
              Conversion of the loans                   $106,754       106,754
              ================================================================

           (b) Management fees incurred and expenses paid on behalf of the Company for the year ended January 31, 2005 are as follows:


                  Management     Office       Travel &
                     Fees       Expenses     Promotion        Total
                 -----------  -----------  -------------    ---------
Darcy Krell     $ 30,000      $20,927      $7,778          $58,705
Linda Smith                       714         795            1,509
Shannon Krell                   2,000                        2,000
---------------------------------------------------------------------
                $ 30,000      $23,641      $8,573          $62,214
=====================================================================

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2005
--------------------------------------------------------------------------------

Note 5.  INCOME TAXES

           The Company does not have any income tax liabilities during the current year and, accordingly, no income taxes are recorded. The potential income tax benefits associated with losses incurred by the Company have not been recorded in the accounts as future taxation, as they are offset by valuation reserves due to uncertainty as to the utilization of tax losses.

Note 6.    INVESTMENT IN MINERAL PROPERTY

           The claims that the Company acquired from L.C.M. Equity Inc. in the Black River area in the, Thunder Bay Mining Division, Ontario, expired during the fiscal year ended January 31, 2003, and accordingly, costs of $200,000 were written off, resulting in a charge to operations of $200,000 in that fiscal year. During the fiscal year ended January 31, 2004, the claims were restaked and the costs of $4,260 for restaking the newly named claims are capitalized as investment in mineral property.

           The Company has 100% interest in Dotted Lake Property (TB 3011450 expiring March 14, 2005, TB 3011451 expiring March 14, 2005, TB 3011452 expiring March 23, 2005, TB3011453 expiring March 23, 2005,
           TB3011454 expiring March 23, 2005, Thunder Bay Mining Division, Ontario, Canada. These claims are held in trust for the Company in the name of 1179406 Ontario Limited, the latter of which is owned by Mr. Robert Reukl, the original staker of the claims who transferred the claims to1179406 Ontario Limited.

Note 7.    ADVANCE FOR EXPLORATION EXPENDITURES

           The advance for exploration expenditures of $152,000 is held by L.C.M. Equity Inc. ("LCM") for exploration expenditures. LCM is required to proceed with exploration upon notice from Gemstar Resources Ltd. LCM is a private company which is not related to Gemstar Resources Inc. Management has determined that there is no impairment of this amount as at January 31, 2005

Note 8.    LAWSUIT

           There is a claim by Ellis Foster that it is owed $51,680 for accounting services it allegedly provided to the Company. The Company disputes the payment of fees charged to it as the fees are in connection with the audit of Dalian Maple Leaf International School, a private company owned by the Company's former president, Mr. Sherman Jen.

Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

           These financial statements are prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP). Differences at January 31, 2005 between Canadian GAAP and United States generally accepted accounting principles (U.S. GAAP) are described below, with the financial statement disclosure restated from Canadian GAAP with adjustments shown to conform to U.S. GAAP:

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2005
--------------------------------------------------------------------------------
Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

BALANCE SHEET
 (In Canadian Dollars)

                                                                             January 31, 2005
                                                          -----------------------------------------------------
                                                                                Adjustments                         January 31,
                                                           Canadian              To Arrive                             2004
                                                                                    at
                                                             GAAP                U.S.GAAP         U.S. GAAP          U.S. GAAP
                                                             ----                --------         ---------          ---------
ASSETS
Current Assets
  Cash                                                 $        2,989        $           --  $           2,989  $            587
  Cash in lawyer trust account                                    354   (a)           (354)                 --                --
  Deposit on credit card                                        6,900   (a)         (6,900)                 --                --
  GST receivable                                                2,978                                    2,978             2,458
--------------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                           13,221               (7,254)              5,967             3,045
Advance for exploration expenditures                          152,000   (a)       (152,000)                 --                --
Fixed Assets, net                                                 809                    --                809             1,157
Investment in mineral property                                  4,206   (b)         (4,206)                 --                --
--------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                           $      170,236        $    (163,460)  $           6,776  $          4,202
================================================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities              $       109,009        $           --  $         109,009  $         99,255
Loans from related parties                                    881,795                    --            881,795           782,402
--------------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                     990,804                    --            990,804           881,657
--------------------------------------------------------------------------------------------------------------------------------
Shareholders' Equity
  Share capital
  Authorized:
   100,000,000 common shares without par value
  Issued:
   5,651,714 common shares                                 1,113,471                     --         1,113,471         1,113,471
   (January 31, 2004 - 5,651,714 common shares)
  Loans from related party                                                               --            4,597
                                                            4,597                                                      8,996
  Retained earnings, accumulated during the
  development stage                                       (1,938,636)             (163,460)        (2,102,096)       (1,999,922)
--------------------------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                  (820,568)             (163,460)          (984,028)         (877,455)
--------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $      170,236         $    (163,460)  $          6,776   $         4,202
================================================================================================================================

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2005
--------------------------------------------------------------------------------


Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

STATEMENT OF INCOME
 (In Canadian Dollars)

                                                                                 Year Ended
                                                          ----------------------------------------------------------------------
                                                                             January 31, 2005
                                                          ---------------------------------------------------
                                                                                Adjustments                          January 31,
                                                           Canadian              To Arrive                              2004
                                                                                    at
                                                             GAAP                U.S.GAAP         U.S. GAAP           U.S. GAAP
                                                             ----                --------         ---------           ---------
General and Administration Expenses
  Amortization                                         $          348        $           --  $             348    $          496
  Audit fees                                                   14,605                    --             14,605             2,700
  Bank charges and interest                                       402                    --                402               604
  Management fees                                              30,000                    --             30,000            30,000
  Exploration costs on mineral properties                          --                    --                 --             4,206
  Office expense                                               26,028                    --             26,028            23,401
  Professional fees                                            18,812                    --             18,812             2,607
  Transfer agent and filing fees                                2,008                    --              2,008               711
  Travel and promotion                                          9,971                    --              9,971             2,185
--------------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                         102,174                                   102,174            66,910
--------------------------------------------------------------------------------------------------------------------------------
Net Loss for the Period                                $    (102,174)        $               $        (102,174)   $     (66,910)
================================================================================================================================


STATEMENT OF RETAINED EARNINGS
 (In Canadian Dollars)

                                                                                 Year Ended
                                                          ----------------------------------------------------------------------
                                                                             January 31, 2005
                                                          ---------------------------------------------------
                                                                                Adjustments                          January 31,
                                                           Canadian              To Arrive                              2004
                                                                                    at
                                                             GAAP                U.S.GAAP         U.S. GAAP           U.S. GAAP
                                                             ----                --------         ---------           ---------

Net loss for the year                                 $     (102,174)        $           --  $       (102,174)  $       (66,910)
Retained earnings (Deficit), beginning of year            (1,836,462)             (163,460)        (1,999,922)       (1,933,012)
--------------------------------------------------------------------------------------------------------------------------------
Deficit, end of year                                  $   (1,938,636)        $    (163,460)        (2,102,096)  $    (1,999,922)
================================================================================================================================

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2005
--------------------------------------------------------------------------------


Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

STATEMENT OF STOCKHOLDERS' EQUITY
 (In Canadian Dollars)

                                             Number of           Total         Loans from        Retained
                                              Common            Capital          Related         Earnings
                                              Shares             Stock            Party         (Deficit)          Total
                                           -------------  ----------------  --------------  ---------------  ---------------
Balance, Beginning of Year
  January 31, 2003                             5,651,714  $      1,113,471  $           --  $   (1,933,012)  $    (819,541)
Loan from related party                                                              8,996                          8,996
Net loss for the year                                                                              (66,910)        (66,910)
---------------------------------------------------------------------------------------------------------------------------
Balance, End of Year,
  January 31, 2004                             5,651,714         1,113,471           8,996      (1,999,922)       (877,455)
Loan from related party                                                             (4,399)                         (4,399)
Net loss for year ended
January 31, 2005                                                                                  (102,174)       (102,174)
---------------------------------------------------------------------------------------------------------------------------
Balance, End of Period
January 31, 2005                               5,651,714  $      1,113,471  $        4,597  $   (2,102,096)  $    (984,028)
===========================================================================================================================

STATEMENT OF CASH FLOWS
 (In Canadian Dollars)

                                                                                 Year Ended
                                                          ----------------------------------------------------------------------
                                                                             January 31, 2005
                                                          ---------------------------------------------------
                                                                                Adjustments                          January 31,
                                                           Canadian              To Arrive                              2004
                                                                                    at
                                                             GAAP                U.S.GAAP         U.S. GAAP           U.S. GAAP
                                                             ----                --------         ---------           ---------

FUNDS DERIVED FROM (APPLIED TO)
Operating activities
  Net loss for the period                              $    (102,174)        $           --  $       (102,174)  $       (66,910)
  Items not requiring use of cash
    Amortization                                                  348                    --               348               496
  Changes in non-cash working capital items
    GST receivable                                              (520)                    --              (520)             (668)
    Accounts payable and accrued                                9,754                    --             9,754            (1,628)
--------------------------------------------------------------------------------------------------------------------------------
                                                             (92,592)                    --           (92,592)          (68,710)
--------------------------------------------------------------------------------------------------------------------------------
Investing activities
  Purchase of fixed assets                                         --                    --                 --           (1,653)
--------------------------------------------------------------------------------------------------------------------------------
Financing activities
  Loans from related parties, net                              94,994                    --             94,994            69,096
--------------------------------------------------------------------------------------------------------------------------------
Cash Increase (Decrease)
  During the Period                                             2,402                    --              2,402           (1,267)
Cash, Beginning of Period                                         587                    --                587             1,854
--------------------------------------------------------------------------------------------------------------------------------
Cash, End of Period                                    $        2,989        $           --              2,989  $            587
================================================================================================================================

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2005
--------------------------------------------------------------------------------


Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

             Detailed adjustments from Canadian GAAP to U.S. GAAP, referenced to disclosure restated, above, are as follows:

             (a) Deposit in credit card, legal retainer, and advance for exploration expenditure

                  Under Canadian GAAP, deposit on credit card of $6,900, legal retainer of $354, and advance for exploration expenditure for $152,000 can be prepaid. Under United States GAAP, deposit on credit card, legal retainer and advance for exploration expenditure should be expensed as incurred, and accordingly, the amount of $159,254 is expensed in the previous statement of income for the year ended January 31, 2004.

            (b)   Accounting for start-up costs - Mining Properties

                  Cost of Mineral Property and Deferred Exploration Costs

                  Under Canadian accounting principles, these costs and recoveries may be deferred prior to the commencement of commercial operations. Accounting principles in the United States require expenditures and revenue during the start-up of operations to be charged to earnings. The mining property costs of $4,206 which are deferred under Canadian accounting principles, are expensed in the previous statement of income for the year ended January 31, 2004 for U.S. GAAP.

             (c)  Income taxes

                 The accounting for income taxes under Canadian GAAP and United States GAAP is essentially the same, except that:

               - income tax rates of enacted or substantively enacted tax law must be used to calculate future income tax assets and liabilities under Canadian GAAP.
               - Only income tax rates of enacted tax law can be used under United States GAAP.

                 For both Canadian GAAP and U.S. GAAP, no Future Income Tax (Canadian GAAP) or Deferred Tax (U.S. GAAP) are either recorded as assets or as liabilities, as they are offset by valuation reserves due to uncertainty of utilization of tax losses.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2005
--------------------------------------------------------------------------------


Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

            (d)     Accounting for asset retirement obligations

                    In August of 2001, U.S. FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS 143 applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and / or the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company adopted SFAS 143 for the fiscal year beginning on February 1, 2003. The Company believes that SFAS 143 will not have a material effect on the Company's results of operations, financial position or liquidity.

            (e)     Impairment of capital costs

                    Since February 1, 2003, the Company adopted CICA 3063.04 and 3063.09 for Impairment of capital costs of mineral properties and considered the conditions set out in CICA 3063.09-.10. to determine whether a write-down of capital costs is required. The adoption of the Impairment of capital costs eliminates all differences between Canadian and U.S. GAAP which impairment is defined in FAS-144 as the condition that exists when the carrying amount of a long-lived asset exceeds its fair value.

           (f) Accounting for costs associated with exit or disposal activities

                    The U.S. FASB recently issued new Standard No. 146 relating to accounting for costs associated with exit or disposal activities. Effective February 1, 2003, the new standard requires the recognition of costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The Company is required to apply the standard for U.S. GAAP purposes prospectively to exit or disposal activities initiated after February 1, 2003.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2005
--------------------------------------------------------------------------------


Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

             (g)  Investment securities

                  U.S. GAAP requires that investment securities be classified as either "available for sale" or "held to maturity", and requires available for sale securities to be reported on the balance sheet at their estimated fair values. Unrealized gains and losses arising from changes in fair values of available for sale securities are reported net of income taxes in other comprehensive income. Other than temporary declines in fair value are recorded by transferring the unrealized loss from other comprehensive income to the statement of income. For
                  U.S. GAAP, the Company accounts for substantially all investment securities as available for sale. Under Canadian GAAP, investment securities are carried at cost or amortized cost, with other than temporary declines in value recognized based upon expected net realizable values.

            (h)   Statement of Stockholders' Equity

                  A separate Statement of Stockholders' Equity is not required for Canadian GAAP; it is, however, required in accordance with U.S. GAAP and, accordingly, is disclosed as a separate statement in the abovementioned for U.S. GAAP.

             (i)  Exploration Stage Enterprise

                  Under the Canadian accounting principles, the Company is considered to be a Development Stage Enterprise. In accordance with U.S. accounting principles this reference is revised to Exploration Stage Enterprise.

                  Additional disclosure of the following items is required under U.S. accounting principles for exploration stage enterprises:
                  (1) separate caption in the shareholders' equity section of the balance sheet reporting cumulative net losses during the exploration stage, and this is disclosed in the abovementioned balance sheet reconciled to U.S. GAAP. (2) cumulative amounts of revenues and expenses since inception, (3) cumulative statement of cash flows since inception, and (4) details of each issuance of capital stock since inception. The Company has been an exploration stage since March 31, 1998 and the accumulated figures, for Items 2 and 3, are not available and therefore are not disclosed.

Note 10.      SUBSEQUENT EVENT

              Of the $152,000 advanced to L.C.M. Equity Inc. (Note 7) for exploration expenditures, approximately $50,000 thereof has been expended on exploration after January 31, 2005.

--------------------------------------------------------------------------------

                                                     MOEN AND COMPANY
                                                  CHARTERED ACCOUNTANTS

Member:
Canadian Institute of Chartered Accountants                                                 Securities Commission Building
Institute of Chartered Accountants of British Columbia                                        PO Box 10129, Pacific Centre
Institute of Management Accountants (USA) (From 1965)                                 Suite 1400 - 701 West Georgia Street

Registered with:                                                                               Vancouver, British Columbia
Public Company Accounting Oversight Board (USA) (PCAOB)                                                     Canada V7Y 1C6
Canadian Public Accountability Board (CPAB)                                                     Telephone:  (604) 662-8899
Canada  - British Columbia Public Practice Licence                                                    Fax:  (604) 662-8809
                                                                                                  Email:  moenca@telus.net
------------------------------------------------------------------------ --------------------------------------------------

                                AUDITORS' REPORT
                                ----------------


To the Shareholders of
Gemstar Resources Ltd.

We have audited the Balance Sheet of Gemstar Resources Ltd. as at January 31, 2004, and the Statements of Income, Retained Earnings (Deficit), and Cash Flows for the year ended January 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2004 and the results of its operations and the cash flows for the year ended January 31, 2004 in accordance with Canadian generally accepted accounting principles applied on a consistent basis.

The audited financial statements as of January 31, 2003 and January 31, 2002 and for the years then ended for Gemstar Resources Ltd. were audited by other auditors who expressed no reservation in their opinion to the financial statements dated May 10, 2003, and June 10, 2002, respectively.

Comments by Auditor for U.S. Readers On Canada-U.S. Reporting Difference

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in
Note 1 to the financial statements. Our report to the shareholders dated July 6, 2004 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditor's report when these are adequately disclosed in the financial statements.



                                                           "Moen and Company"
                                                        Chartered Accountants

Vancouver, British Columbia, Canada
July 6, 2004


                     "Independent Accountants and Auditors"

GEMSTAR RESOURCES LTD.
(a Development Stage Company)
BALANCE SHEET
January 31, 2004
(With Comparative Figures as at January 31, 2003 and January 31, 2002) (In Canadian Dollars)

=================================================================================================================================
                                                                               2004                2003                 2002
                                                                         ---------------     ---------------      ---------------
ASSETS
Current Assets
      Cash  (Note 2(g))                                                $            587  $          1,854      $          308
      Cash in lawyers' trust account (Note 2(g))                                    354                --                  --
      Deposit on credit card  (Note 2(g))                                         6,900             6,900               6,900
      GST receivable                                                              2,458             1,790               1,573
---------------------------------------------------------------------------------------------------------------------------------

                 TOTAL CURRENT ASSETS                                            10,299            10,544               8,781

Advance for exploration expenditures (Note 7)                                   152,000           152,000             152,000

Fixed Assets, net (Note 2)                                                        1,157                --                  --

Investment in mineral property (Note 6)                                           4,206                --             200,000
---------------------------------------------------------------------------------------------------------------------------------

                 TOTAL ASSETS                                          $        167,662  $        162,544      $      360,781
=================================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
      Accounts payable and accrued liabilities                         $         99,255  $        100,883      $       90,240
      Loans from related parties (Note 4)                                       684,644           722,302             668,750
---------------------------------------------------------------------------------------------------------------------------------
                 TOTAL CURRENT LIABILITIES                                      783,899           823,185             758,990
---------------------------------------------------------------------------------------------------------------------------------
Shareholders' Equity
      Share capital (Note 3)
         Authorized:
                 100,000,000 common shares without par value
         Issued:
                 5,651,714 common shares                                      1,113,471         1,113,471           1,113,471
         Loans from related party (Note 4)                                      106,754               --                   --
      Retained earnings, accumulated during the
         development stage (Notes 1 & 2(j))                                  (1,836,462)       (1,774,112)         (1,511,680)
---------------------------------------------------------------------------------------------------------------------------------
                 TOTAL SHAREHOLDERS' EQUITY                                    (616,237)         (660,641)           (398,209)
---------------------------------------------------------------------------------------------------------------------------------
                 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $        167,662  $        162,544      $      360,781
=================================================================================================================================

Nature  and continuance of operations: Note1

APPROVED ON BEHALF OF THE BOARD:

       "Linda Smith"                        Chief Executive Officer, Director
  ------------------------------------
       "Shannon Krell"                      Chief Financial Officer, Director
  ------------------------------------


      See Accompanying Auditors' Report and Notes to Financial Statements

GEMSTAR RESOURCES LTD.
(a Development Stage Company)
STATEMENT OF INCOME
For the Year Ended January 31, 2004
(With Comparative Figures for the Years Ended January 31, 2003
and January 31, 2002)
(In Canadian Dollars)

================================================================================================================================
                                                                       2004                2003                        2002
                                                                 ---------------     ---------------             ---------------
GENERAL AND ADMINISTRATION EXPENSES
      Amortization                                             $             496  $               --      $                   --
      Audit fees                                                           2,700               8,390                          --
      Bank charges and interest                                              604                 292                       2,286
      Consulting                                                           1,035                  --                       4,684
      Filing and transfer agent fees                                         711                 647                       8,755
      Legal fees                                                           1,218                  --                      10,481
      Management fees                                                     30,000              30,000                      20,000
      Office expense                                                      23,401              20,871                      20,791
      Travel and promotion                                                 2,185               2,232                       2,161
--------------------------------------------------------------------------------------------------------------------------------
                                                                          62,350              62,432                      69,158
--------------------------------------------------------------------------------------------------------------------------------
LOSS BEFORE BELOW ITEM                                                   (62,350)            (62,432)                    (69,158)
      Write off interest in mineral claims dropped                            --            (200,000)                         --
--------------------------------------------------------------------------------------------------------------------------------
NET LOSS FOR THE YEAR                                          $         (62,350)  $        (262,432)      $             (69,158)
================================================================================================================================


Weighted Average Number of Shares Outstanding
                         Basic                                         5,651,714           5,652,000                   5,652,000
================================================================================================================================
                         Diluted                                       5,651,714           5,652,000                   5,652,000
================================================================================================================================
NET PROFIT (LOSS) PER SHARE
                         Basic                                 $           (0.01)  $          (0.05)       $               (0.05)
================================================================================================================================
                         Diluted                               $           (0.01)  $          (0.05)       $               (0.05)
================================================================================================================================






      See Accompanying Auditors' Report and Notes to Financial Statements

GEMSTAR RESOURCES LTD.
(a Development Stage Company)
STATEMENT OF RETAINED EARNINGS
January 31, 2004
(With Comparative Figures for the Years Ended January 31, 2003
and January 31, 2002)
(In Canadian Dollars)

=============================================================================================================================

                                                                         2004                2003                   2002
                                                                  ---------------     ---------------         ---------------
Net loss for the year                                           $        (62,350)  $        (262,432)      $         (69,158)
Retained earnings (Deficit), beginning of year                        (1,774,112)         (1,511,680)             (1,448,897)
Adjustments to opening retained earnings
      - Cancellation of escrow shares (Note 2(j))                             --                  --                   6,375

-----------------------------------------------------------------------------------------------------------------------------
Deficit, end of year                                            $     (1,836,462)  $      (1,774,112)      $      (1,511,680)
=============================================================================================================================











      See Accompanying Auditors' Report and Notes to Financial Statements

GEMSTAR RESOURCES LTD.
(a Development Stage Company)
STATEMENT OF CASH FLOWS
For the Year Ended January 31, 2004
(With Comparative Figures for the Years Ended January 31, 2003
and January 31, 2002)
(In Canadian Dollars)

=================================================================================================================================
                                                                     2004                2003                        2002
                                                               ---------------     ---------------             ---------------
FUNDS DERIVED FROM (APPLIED TO)
Operating activities
      Net loss for the year                                   $        (62,350)  $        (262,432)       $          (69,158)
      Items not requiring use of cash
         Amortization                                                      496                  --                        --
         Write off interest in mineral claims dropped                       --             200,000                        --
      Changes in non-cash working capital items
         GST receivable                                                   (668)               (217)                   (1,009)
         Prepaids                                                           --                  --                  (152,000)
         Cash in lawyers' trust account                                   (354)                 --                        --
         Accounts payable and accrued                                   (1,628)             55,143                    48,147
---------------------------------------------------------------------------------------------------------------------------------
                                                                       (64,504)             (7,506)                 (174,020)
---------------------------------------------------------------------------------------------------------------------------------

Investing activities
      Investment in mineral property                                    (4,206)                 --                  (200,000)
      Purchase of fixed assets                                          (1,653)                 --                        --
---------------------------------------------------------------------------------------------------------------------------------
                                                                        (5,859)                 --                  (200,000)
---------------------------------------------------------------------------------------------------------------------------------
Financing activities
      Loans from related parties, net                                   69,096               9,052                   368,256
---------------------------------------------------------------------------------------------------------------------------------


CASH INCREASE (DECREASE) DURING THE YEAR                                (1,267)              1,546                    (5,764)
CASH, BEGINNING OF YEAR                                                  1,854                 308                     6,072
---------------------------------------------------------------------------------------------------------------------------------
CASH, END OF YEAR                                             $            587   $           1,854        $              308
=================================================================================================================================






      See Accompanying Auditors' Report and Notes to Financial Statements

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================

Note 1.   NATURE AND CONTINUANCE OF OPERATIONS

           The Company was incorporated on March 31, 1998. The Company is in the development stage relating to exploration and development of mineral properties and has not generated any revenues from its planned operations. The deficit has been accumulated during this development stage.

           These financial statement have been prepared in accordance with Canadian generally accepted accounting principles applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred losses since inception of $1,842,837 and has a working capital deficit at January 31, 2004 of $773,600. These factors create doubt as to the ability of the Company to continue as a going concern unless sufficient funds are raised for the payment of its current liabilities and for ongoing operations. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern.

Note 2.   SIGNIFICANT ACCOUNTING POLICIES

           a)  Fixed assets and amortization

               The Company records amortization on computer equipment at 30%, on a declining balance basis.


                                               January 31,
                           -----------------------------------------------------
                                  2004              2003              2002
                           ----------------   ---------------   ----------------
Cost                      $      1,653       $           -                   -
Accumulated amortization           496                   -                   -
--------------------------------------------------------------------------------
                          $      1,157       $           -                   -
================================================================================

           b)  General and administration expenses

                General  and   administration   expenses   are  written  off  to
                operations as incurred.

           c)    Financial Instruments

                 The Company's financial instruments consist of cash and cash equivalents, GST receivable, prepaid expense and current liabilities. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial statements approximates their carrying values. The Company does not have any off-balance sheet debt.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================

Note 2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd)

d)              Translation of Foreign Currency

                The accounts of the Company are translated into Canadian dollars on the following basis:

                -monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date
                -non-monetary assets and liabilities are  translated at the rate prevailing when the transaction occurred
                -revenue, general & administration expenses, and gains and losses are translated at the average exchange rate in effect during the period
                -exchange gains or losses from conversion are included in the current net income.
                -depreciation or amortization of assets translated at
                 historical exchange rates are translated at the same   exchange
                 rates as the assets to which they relate;

e)               Use of estimates

                 The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates that affect certain reported amounts and disclosures. Estimates are used for, but are not limited to, the accounting for doubtful accounts, amortization, income taxes, and the recoverability of non-producing mining property capitalized costs and deferred exploration expenditures. Actual results may differ from those estimates.

f)               Stock-based compensation plan

                 Effective January 1, 2002 the Company adopted, on a prospective basis, CICA HB 3870 stock-based compensation and other stock-based payments, which established standards for the recognition, measurement, and disclosure of stock-based payments made in exchange for goods and services. Stock-based compensation and other stock-based payments require that stock-based payments to non-employees be accounted for using a fair value based method of accounting.

                 The new standards permit, and the Company has adopted, the use of the intrinsic value based method, which recognizes compensation costs for awards to employees only when the market price exceeds the exercise price at date of grant, but requires pro forma disclosure of earnings and earnings and earnings per share as if the fair value based method had been adopted. No stock options were issued during the period.

g)               Cash and cash equivalents

                 Cash and cash equivalents consist of $587 cash deposit in bank, $6,900 security deposit for credit card and $354 cash in lawyers' trust account as at January 31, 2004.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================

Note 2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd)

h)                Mineral Properties

                  Acquisition costs of mineral properties are capitalized by the Company, and are dealt with in the same manner as deferred exploration costs. Mineral property sale proceeds or option payments received for exploration rights are credited firstly to mineral property costs, secondly, as a recovery of deferred exploration costs, and thereafter, recognized as a gain or loss in current operations.

i)                Values

                  The  amounts  for  deferred   exploration  costs  and  mineral
                  properties represent costs incurred to date and are not intended to reflect present or future values. The recoverability of the amounts shown for mineral properties and deferred exploration costs is dependent on the confirmation of economically recoverable reserves, the ability of the Company to obtain the necessary financing to successfully complete their development, including compliance with the requirements of lenders who may provide this financing from time to time, and upon future profitable operations.

j)                Restatement of Prior Year Figures

                  On the cancellation of 637,500 escrow shares for the fiscal year ended January 31, 2002, there was no reduction in the dollar amounts of issued share capital. The January 31, 2002, figures have been restated to reflect a reduction in issued share capital of $6,375 and a credit to the retained earnings (deficit) for $6,375 reflecting the cancellation of escrow shares.

Note 3.   SHARE CAPITAL

a)                Authorized: 100,000,000 common shares without par value

b)                Issued and outstanding:

                                                                           Year Ended January 31,
                                             ---------------------------------------------------------------------------------
                                                       2004                        2003                      2002
                                             ------------------------    -----------------------   ---------------------------
                                               Shares           $          Shares          $        Shares            $
                                             ---------      ----------  ----------    ----------   -----------   -------------
                                             Number of       Total of     Number of     Total of    Number of     Total of
                                              Common         Capital       Common        Capital     Common        Capital
                                              shares          stock        shares         stock      shares         stock
                                             ---------      ----------   ---------     ---------   -----------   -------------
Balance, January 31, 2003 and 2002           5,651,714     $ 1,113,471   5,651,714   $ 1,113,471    6,289,214    $  1,119,846
Cancellation of escrow shares (Note 2(j))          --              --           --            --     (637,500)         (6,375)
------------------------------------------------------------------------------------------------------------------------------
Balance, January 31, 2004 and 2003           5,651,714       1,113,471   5,651,714   $ 1,113,471    5,651,714    $  1,113,471
==============================================================================================================================

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================

Note 4.   RELATED PARTY TRANSACTIONS

           (a) Loans from related parties of $684,644 as at January 31, 2004 ($722,302 - January 31, 2003) are unsecured, non interest bearing, with no specific terms of repayment. Loans from related party of $106,754.15 as at January 31, 2004 is non interest bearing, and shall mature on January 1, 2006 unless it is converted into equity (each $0.05 of Principal outstanding may be converted into one share) prior to the maturity date.

           (b) Management fees incurred and expenses paid on behalf of the Company for the fiscal year ended January 31, 2004 are as follows:


                               Management    Office     Travel&
                                  Fees      Expenses   Promotion     Total
                               ---------    --------   ---------    --------
          Darcy Krell          $  30,000   $  21,301   $   1,039   $  52,340
          Linda Smith                  0         668         143         811
          ------------------------------------------------------------------
                               $  30,000   $  21,969   $   1,182   $  53,151
          ==================================================================

Note 5.  INCOME TAXES

           The Company does not have any income tax liabilities during the current year and, accordingly, no income taxes are recorded. The potential income tax benefits associated with losses incurred by the Company have not been recorded in the accounts as future taxation.

Note 6.    INVESTMENT IN MINERAL PROPERTY

           The claims that the Company acquired from L.C.M. Equity Inc. in the Black River area in the, Thunder Bay Mining Division, Ontario, expired during the fiscal year ended January 31, 2003, and accordingly, costs of $200,000 were written off, resulting in a charge to operations of $200,000 in that fiscal year. During the current fiscal year ended January 31, 2004, the claims were restaked and the costs of restaking the newly named claims are capitalized as deferred exploration costs.

           The Company has 100% interest in Dotted Lake Property (TB 3011450 expiring March 14, 2005, TB 3011451 expiring March 14, 2005, TB 3011452 expiring March 23, 2005, TB3011453 expiring March 23, 2005,
           TB3011454 expiring March 23, 2005, Thunder Bay Mining Division, Ontario, Canada. These claims are held in trust for the Company in the name of 1179406 Ontario Limited, the latter of which is owned by Mr. Robert Reukl, the original staker of the claims who transferred the claims to1179406 Ontario Limited.

           Geological fees of $4,206 covering staking of these claims were incurred and capitalized for the year ended January 31, 2004.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================


Note 7.    ADVANCE FOR EXPLORATION EXPENDITURES

           The advance for exploration expenditures of $152,000 is held by L.C.M. Equity Inc. ("LCM") for exploration expenditures. LCM is required to proceed with exploration upon notice from Gemstar Resources Ltd. LCM is a private company which is not related to Gemstar Resources Inc. Management has determined that there is no impairment of this amount as at January 31, 2004.

Note 8.    LAWSUIT

           There is a claim by Ellis Foster that it is owed $51,680 for accounting services it provided to the Company. The Company disputes the payment of fees charged to it in the connection with the audit of Dalian Maple Leaf International School, a private company owned by the Company's former president, Mr. Sherman Jen.

Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

             These financial statements are prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP). Differences at January 31, 2004 between Canadian GAAP and United States generally accepted accounting principles (U.S. GAAP) are described below, with the financial statement disclosure restated from Canadian GAAP with adjustments shown to conform to U.S. GAAP:

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================

Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)


GEMSTAR RESOURCES LTD.
(an Exploration Stage Enterprise)(j)
BALANCE SHEET
January 31, 2004
(With Comparative Figures as at January 31, 2003 and January 31, 2002) (In Canadian Dollars)

=========================================================================================================================
                                                               2004
                                         ------------------------------------------------
                                                            Adjustments
                                             Canadian       to Arrive at        U.S.
                                               GAAP           U.S. GAAP         GAAP         2003              2002
                                         ---------------  ----------------  ------------- ------------   ----------------
ASSETS
Current Assets
  Cash                                      $        587      $        --            587  $       1,854   $           308
  Cash in lawyer trust account                       354  (a)        (354)            --             --                --
  Deposit on credit card                           6,900  (a)      (6,900)            --             --                --
  GST receivable                                   2,458               --          2,458          1,790             1,573
--------------------------------------------------------------------------------------------------------------------------
             TOTAL CURRENT ASSETS                 10,299           (7,254)         3,045          3,644             1,881

Advance for exploration expenditures             152,000  (a)    (152,000)            --             --                --

Fixed Assets, net                                  1,157               --          1,157             --                --

Investment in mineral property                     4,206  (b)      (4,206)            --             --                --
---------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                $    167,662      $  (163,460) $       4,202  $       3,644   $         1,881
===========================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities    $     99,255      $        --  $      99,255  $     100,883             90,240
Loans from related parties                       684,644               --        684,644        722,302            668,750
---------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                        783,899               --        783,899        823,185   $        758,990
---------------------------------------------------------------------------------------------------------------------------

Shareholders' Equity
  Share capital
  Authorized:
   100,000,000 common shares without par value
  Issued:
   5,651,714 common shares
   (April 30, 2004 - 5,651,714 common shares)  1,113,471               --      1,113,471      1,113,471          1,113,471
  Loans from related party                       106,754               --        106,754            --                  --
  Retained earnings, accumulated during
   the development stage                      (1,836,462)        (163,460)    (1,999,922)    (1,933,012)        (1,870,580)
---------------------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                      (616,237)        (163,460)      (779,697)      (819,541)          (757,109)
---------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  $    167,662      $  (163,460) $       4,202  $       3,644   $          1,881
===========================================================================================================================

APPROVED ON BEHALF OF THE BOARD:

 "Linda Smith"
 -----------------
 "Shannon Krell"
 -----------------

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================
Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)


GEMSTAR RESOURCES LTD.
(an Exploration Stage Enterprise)(j)
STATEMENT OF INCOME
For the Year Ended January 31, 2004
(With Comparative Figures for the Years Ended January 31, 2003
and January 31, 2002)
(In Canadian Dollars)

=================================================================================================================================
                                                                  2004
                                          ---------------------------------------------------
                                                               Adjustments
                                             Canadian          to Arrive at         U.S.
                                               GAAP              U.S. GAAP          GAAP             2003             2002
                                          ---------------    ----------------  --------------   --------------   ---------------
GENERAL AND ADMINISTRATION EXPENSES
   Amortization                             $         496      $          --  $           496  $         --      $            --
   Audit fees                                       2,700                 --            2,700         8,390                   --
   Bank charges and interest                          604                 --              604           292                2,286
   Consulting                                       1,035                 --            1,035            --                4,684
   Advance for exploration expenditures                --                 --               --            --              152,000
   Exploration costs on mineral properties             --  (b)         4,206            4,206            --                   --
   Filing and transfer agent fees                     711                 --              711           647                8,755
   Legal fees                                       1,218  (a)           354            1,572            --               10,481
   Management fees                                 30,000                 --           30,000        30,000               20,000
   Office expense                                  23,401                 --           23,401        20,871               20,791
   Travel and promotion                             2,185                 --            2,185         2,232                9,061
   Write off interest in mineral claims dropped        --                 --               --            --              200,000
---------------------------------------------------------------------------------------------------------------------------------
NET LOSS FOR THE YEAR                       $      62,350      $       4,560  $        66,910  $     62,432      $       428,058
=================================================================================================================================

Weighted Average Number of Shares Outstanding
          Basic                                 5,651,714                           5,651,714     5,651,714            5,651,714
=================================================================================================================================
          Diluted                               5,651,714                           5,651,714     5,651,714            5,651,714
=================================================================================================================================
NET PROFIT (LOSS) PER SHARE
          Basic                             $        0.01                     $          0.01  $       0.01                 0.08
=================================================================================================================================
          Diluted                           $        0.01                     $          0.01  $       0.01                 0.08
=================================================================================================================================

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================
Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)


GEMSTAR RESOURCES LTD.
(an Exploration Stage Enterprise)(j)
STATEMENT OF RETAINED EARNINGS
January 31, 2004
(With Comparative Figures for the Years Ended January 31, 2003
and January 31, 2002)
(In Canadian Dollars)

=================================================================================================================================
                                                                  2004
                                            ----------------------------------------------
                                                               Adjustments
                                                Canadian       to Arrive at        U.S.
                                                  GAAP          U.S. GAAP          GAAP           2003              2002
                                            ---------------  --------------  --------------  -------------   -----------------
Net loss for the year                        $     (62,350)  $      (4,560)  $     (66,910)  $   ( 62,432)           (428,058)
------------------------------------------------------------------------------------------------------------------------------
Retained earnings (Deficit), beginning of year  (1,774,112)       (158,900)     (1,933,012)    (1,870,580)         (1,448,897)
Adjustments to opening retained earnings
  - Cancellation of escrow shares                       --              --             --               --              6,375
------------------------------------------------------------------------------------------------------------------------------
                                                (1,774,112)       (158,900)     (1,933,012)    (1,870,580)         (1,442,522)
------------------------------------------------------------------------------------------------------------------------------
Deficit, end of year                         $  (1,836,462)  $    (163,460)  $  (1,999,922)  $ (1,933,012)         (1,870,580)
=================================================================================================================================





GEMSTAR RESOURCES LTD.
(an Exploration Stage Enterprise)(j)
Statement of Stockholders' Equity
For the Year Ended January 31, 2004
(In Canadian Dollars)

=================================================================================================================================
                                                          Total             Loans from            Retained              Total
                                Number of                Capital              Related             Earnings          Stockholders'
                                  Shares                  Stock                Party             (Deficit)              Equity
                            ---------------        ----------------     ----------------     ---------------     ----------------
Balance, Beginning of Year
  January 31, 2002                5,654,714       $       1,113,471  $                --   $     (1,870,580)   $        (757,109)
Loan from related party                  --                      --
Net Loss for the year                    --                      --                   --            (62,432)             (62,432)
---------------------------------------------------------------------------------------------------------------------------------
Balance for
year ended January 31, 2003       5,654,714       $       1,113,471  $                --   $     (1,933,012)   $        (819,541)
Loan from related party                  --                      --              106,754                 --              106,754
Net Loss for the year                                            --                   --            (66,910)             (66,910)
---------------------------------------------------------------------------------------------------------------------------------
Balance, End of Year,
  January 31, 2004                5,654,714       $       1,113,471  $           106,754   $     (1,999,922)   $        (779,697)
=================================================================================================================================

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================
Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)


GEMSTAR RESOURCES LTD.
(an Exploration Stage Enterprise)(j)
STATEMENT OF CASH FLOWS
For the Year Ended January 31, 2004
(With Comparative Figures for the Years Ended January 31, 2003 and January 31, 2002)
(In Canadian Dollars)

=================================================================================================================================
                                                                 2004
                                             -------------------------------------------
                                                              Adjustments
                                               Canadian       to Arrive at      U.S.
                                                 GAAP          U.S. GAAP        GAAP            2003                 2002
                                             -------------   -------------  ------------   ---------------    -----------------
FUNDS DERIVED FROM (APPLIED TO)
Operating activities
  Net loss for the year                      $    (62,350)   $     (4,560)  $   (66,910)  $        ( 62,432)   $      (428,058)
  Items not requiring use of cash
  Amortization                                        496              --           496                  --                 --
  Changes in non-cash working capital items
  GST receivable                                     (668)             --          (668)               (217)                --
  Prepaids                                             --              --            --                  --             (1,009)
  Cash in lawyers' trust account                     (354) (a)        354            --                  --                 --
  Deposit on credit card                               --              --            --                  --              6,900
  Accounts payable and accrued                     (1,628)             --        (1,628)             55,143             48,147
---------------------------------------------------------------------------------------------------------------------------------
                                                  (64,504)         (4,206)      (68,710)             (7,506)          (374,020)
---------------------------------------------------------------------------------------------------------------------------------

Investing activities
  Investment in mineral property                   (4,206)          4,206            --                  --                 --
  Purchase of fixed assets                         (1,653)             --        (1,653)                 --                 --
---------------------------------------------------------------------------------------------------------------------------------
                                                   (5,859)          4,206        (1,653)                 --                 --
---------------------------------------------------------------------------------------------------------------------------------

Financing activities
  Loans from related parties, net                  69,096             --         69,096               9,052            368,256
---------------------------------------------------------------------------------------------------------------------------------


CASH INCREASE (DECREASE)
 DURING THE YEAR                                   (1,267)            --         (1,267)              1,546             (5,764)

CASH, BEGINNING OF YEAR                             1,854             --          1,854                 308              6,072
---------------------------------------------------------------------------------------------------------------------------------

CASH, END OF YEAR                            $        587    $        --   $        587   $           1,854                308
=================================================================================================================================

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================


Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

             Detailed adjustments from Canadian GAAP to U.S. GAAP, referenced to disclosure restated, above, are as follows:

(a) Legal retainer, deposit in credit card, and advance for exploration expenditure

                  Under Canadian GAAP, the legal retainer for $354, deposit in credit card of $6,900 and advance for exploration expenditure for $152,000 can be prepaid. Under United States GAAP, legal retainer, deposit in credit card should be expensed as incurred, and accordingly, the amount of $159,254 is expensed in the current statement of income.

(b)      Accounting for start-up costs - Mining Properties

                  Deferred Exploration Costs

                  Under Canadian accounting principles, these costs and recoveries may be deferred prior to the commencement of commercial operations. Accounting principles in the United States require expenditures and revenue during the start-up of operations to be charged to earnings. The exploration costs of $4,206 which is deferred under Canadian accounting principles, are expensed in the current statement of income for U.S. GAAP.

(c)      Income taxes

                 The accounting for income taxes under Canadian GAAP and United States GAAP is essentially the same, except that:

                 - income tax rates of enacted or substantively enacted tax law must be used to calculate future income tax assets and liabilities under Canadian GAAP.
                 - Only income tax rates of enacted tax law can be used under United States GAAP.

                 For both Canadian GAAP and U.S. GAAP, no Future Income Tax (Canadian GAAP) or Deferred Tax (U.S. GAAP) are either recorded as assets or as liabilities, as they are offset by valuation reserves due to uncertainty of utilization of tax losses.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================


Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

(d)      Earnings (Loss) per Common Share

                   Loss per common  share for  Canadian  GAAP for the year ended
             January 31, 2004 is increased for U.S. GAAP due to fact that the loss has been revised under U.S.


                              Weighted              Net Loss                Loss Per Common Share
                               Average     --------------------------    --------------------------
                             Common Shares  Canadian           US          Canadian          US
                              Outstanding     GAAP            GAAP           GAAP           GAAP
                              ---------    ----------     -----------    -----------    -----------
Basic Earnings (Loss)
 Per common Share             5,651,714   $   (62,350)   $    (66,910)   $     (0.01)   $    (0.01)
                                                                           ========================
Dilution Effect                       0             0               0
------------------------------------------------------------------------
Diluted Earnings (Loss)
 Per Common Share             5,651,714   $   (62,350)   $   (66,910)    $     (0.01)   $    (0.01)
===================================================================================================

(e)      Accounting for asset retirement obligations

                    In August of 2001, U.S. FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS 143 applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and / or the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company adopted SFAS 143 for the fiscal year beginning on February 1, 2003. The Company believes that SFAS 143 will not have a material effect on the Company's results of operations, financial position or liquidity.

(f)      Impairment of capital costs

                  Since February 1, 2003, the Company adopted CICA 3063.04 and 3063.09 for Impairment of capital costs of mineral properties and considered the conditions set out in CICA 3063.09-.10. to determine whether a write-down of capital costs is required. The adoption of the Impairment of capital costs eliminates all differences between Canadian and U.S. GAAP which impairment is defined in FAX-144 as the condition that exists when the carrying amount of a long-lived asset exceeds its fair value.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================

Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

(g)      Accounting for costs associated with exit or disposal activities

                  The U.S. FASB recently issued new Standard No. 146 relating to accounting for costs associated with exit or disposal activities. Effective February 1, 2003, the new standard requires the recognition of costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The Company is required to apply the standard for U.S. GAAP purposes prospectively to exit or disposal activities initiated after February 1, 2003.

(h)      Investment securities

                  U.S. GAAP requires that investment securities be classified as either "available for sale" or "held to maturity", and requires available for sale securities to be reported on the balance sheet at their estimated fair values. Unrealized gains and losses arising from changes in fair values of available for sale securities are reported net of income taxes in other comprehensive income. Other than temporary declines in fair value are recorded by transferring the unrealized loss from other comprehensive income to the statement of income. For
                  U.S. GAAP, the Company accounts for substantially all investment securities as available for sale. Under Canadian GAAP, investment securities are carried at cost or amortized cost, with other than temporary declines in value recognized based upon expected net realizable values.

(i)      Statement of Stockholders' Equity

                  A separate Statement of Stockholders' Equity is not required for Canadian GAAP; it is, however, required in accordance with U.S. GAAP and, accordingly, is disclosed as a separate statement in the abovementioned for U.S. GAAP.

(j)      Exploration Stage Enterprise

                  Under the Canadian accounting principles, the Company is considered to be a Development Stage Enterprise. In accordance with U.S. accounting principles this reference is revised to Exploration Stage Enterprise.

                  Additional disclosure of the following items is required under U.S. accounting principles for exploration stage enterprises:
                  (1) separate caption in the shareholders' equity section of the balance sheet reporting cumulative net losses during the exploration stage, and this is disclosed in the abovementioned balance sheet reconciled to U.S. GAAP. (2) cumulative amounts of revenues and expenses since inception, (3) cumulative statement of cash flows since inception, and (4) details of each issuance of capital stock since inception. The Company has been an exploration stage since March 31, 1998 and the accumulated figures, for Items 2 and 3, are not available and therefore are not disclosed.